UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

ZALE CORPORATION
(Name of Registrant as Specified in Its Charter)

TIG ADVISORS, LLC TFI PARTNERS, LLC TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P. TIG ARBITRAGE ENHANCED MASTER FUND, L.P. CARL TIEDEMANN MICHAEL TIEDEMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes against the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

On May 16, 2014, the TIG Advisors Group issued the following press release:

TIG Responds to Zale’s Defense of Signet Merger

•	Details significant flaws in Zale’s analysis in its ISS presentation

•	Gratified to receive strong stockholder support against the Signet merger

NEW YORK, May 16, 2014 – TIG Advisors, LLC (“TIG Advisors” and together with its affiliates the “TIG Advisors Group” or “we”) a stockholder of Zale Corporation (NYSE:ZLC) (“Zale” or the “Company”), owning approximately 9.5% of its outstanding shares of common stock, today released a presentation to fellow stockholders responding to Zale’s attempt to justify the proposed merger with Signet Jewelers Limited (NYSE:SIG)(“Signet”) for $21 per share in cash.

TIG Advisors continues to urge fellow Zale stockholders to vote their BLUE proxy AGAINST the approval of the Merger Agreement with Signet and related compensation proposals at the Special Meeting.

A Flawed Analysis – Merger Fails to Provide Compelling Value

On May 13, 2014, Zale filed an investor presentation (the “Zale Presentation”) with the Securities and Exchange Commission (“SEC”) for use in a meeting with Institutional Shareholder Services (“ISS”). TIG Advisors believes the Zale Presentation presents a flawed analysis in a number of key respects, which are summarized below and discussed in more detail in TIG Advisors’ presentation filed with the SEC today http://www.sec.gov/Archives/edgar/data/109156/000092189514001213/ex991dfan14a09571007_051614.pdf

Flawed Comparable Transactions Analysis:

•	The Zale Presentation includes a range of precedent transactions that omit some surprisingly obvious transactions for comparison;

•	Two of the most logical precedent omissions are the sale of Harry Winston to Swatch in 2013 for 24x and the sale of Bulgari to LVMH in 2011 for 27x;

•	Interesting to note that Zale’s presentation includes the 2006 Harry Winston sale precedent (a 10.5x multiple) but not the higher and more recent precedent.

Flawed Premium Paid Analysis:

•	Zale relied on “Last Twelve Month” or LTM figures that are inappropriate for a business engaged in a significant turnaround;

•	Analyst expectations for Zale’s margin expansion potential were significantly below Management’s own views;

•	Zale shares underperformed the market since the filing of a registration statement in respect of Golden Gate Capital’s shareholdings;

•	The premium paid analysis used fails to adjust for strategic transactions where value can be attributed to synergies versus private equity transactions where that is generally not the case.

Compelling Standalone Prospects:

•
The Zale Presentation appears to make the point that the base case F2016 plan is a “stretch” objective that may be difficult to achieve – we do not believe these projections should be dismissed and are in fact realistically achievable;

•
Management’s F2016 projections in the “Alternative” case call for $172M of EBITDA, or approximately 43% higher than the street was forecasting. Applying Zale’s trading multiple, as evaluated the day before the agreement was announced, to the Alternative case would indicate a standalone value of >$25 per share;

We encourage Management to publish earnings results so that shareholders and ISS can better assess Management’s capabilities and the state of the business.

What You Can Do

We filed proxy materials with the SEC to solicit proxies from Zale stockholders in opposition to the Signet merger. Support our efforts by voting on the BLUE proxy card by internet, telephone or mail AGAINST the approval of the Merger Agreement and related compensation proposals at the Special Meeting. Alternatively, you may use management’s white proxy card to vote AGAINST the proposals.

We look forward to continuing to communicate with all of you in the days ahead.

If you have any questions in the interim, we encourage you to contact Charlie Koons 212-929-5708 or Larry Dennedy 212-929-5239 at MacKenzie Partners.

Sincerely,

Drew Figdor
Portfolio Manager
212-644-5178

About TIG Advisors

TIG Advisors, LLC ("TIG") is an SEC registered investment adviser. Founded in 1980, the firm is engaged in the active management of alternative investment funds and their underlying businesses. The company seeks to partner with experienced and talented portfolio managers that it believes have proven and repeatable investment processes. The firm strives to provide a platform for managers to preserve the culture, philosophy, and research capability that is distinct to their investment discipline, while also drawing on the institutional infrastructure of TIG.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a preliminary proxy statement and accompanying BLUE proxy card to be used to solicit votes against approval of the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

THE TIG ADVISORS GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are TIG Advisors, LLC (“TIG Advisors”), TFI Partners, LLC (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P. (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P. (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann.

As of the date hereof, TIG Associates directly beneficially owned 175,142 shares of Common Stock, including 5,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Enhanced directly beneficially owned 467,832 shares of Common Stock, including 15,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof. TFI Partners, as the general partner of each of TIG Associates and TIG Enhanced, may be deemed the beneficial owner of 642,974 shares of Common Stock beneficially owned by TIG Associates and TIG Enhanced, including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Advisors beneficially owns 4,104,775 shares of Common Stock, consisting of 642,974 shares of Common Stock beneficially owned directly by TIG Associates and TIG Enhanced (including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof), and 3,461,801 shares of Common Stock held in other accounts managed by TIG Advisors (the “TIG Advisors Accounts”), including 111,200 shares of Common Stock underlying certain call options exercisable within 60 days hereof. Carl Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts. Michael Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts.

Contacts

Investor Contact
MacKenzie Partners, Inc.
Charlie Koons 212-929-5708
ckoons@mackenziepartners.com
or
Larry Dennedy 212-929-5239
ldennedy@mackenziepartners.com

Media Contact
Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com